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                                                                    EXHIBIT 10.5

                              COMERICA INCORPORATED
                                NO SALE AGREEMENT

THIS AGREEMENT (the "Agreement") between Comerica Incorporated (the "Company") and __________ (the "Award Recipient") is effective as of ________, 2___. Any undefined terms appearing herein as defined terms shall have the same meaning as they do in the Amended and Restated Comerica Incorporated Management Incentive Plan (the "Plan"). The Company will provide a copy of the Plan to the Award Recipient upon request.

1. SHARES. This Agreement applies to __________ shares of Company common stock, par value $5.00 per share (the "Shares"), earned by the Award Recipient in connection with that portion of a three-year Incentive Payment under the Plan for the ____-____ Performance Period that is automatically invested in shares of Company common stock.

2. RESTRICTIONS ON TRANSFER OF SHARES. Subject to Section 4 below, the Shares will not be transferable during the period beginning on the date of grant and ending upon the termination for any reason (including death, disability, retirement, voluntary resignation or involuntary termination, whether or not for "cause") of the Award Recipient's employment with the Company or any of its Affiliates (the "No Sale Period"). The Shares will become immediately transferable at the end of the No Sale Period. As soon as practical after termination of the Award Recipient's employment or a Change of Control of the Company, the Company will terminate the no sale restriction and, if the Award Recipient so requests (or, if the Award Recipient is not then living and if his or her designated beneficiary so requests), the Company will, at its option, either: (a) deliver to the Award Recipient (or, if the Award Recipient is not then living, to his or her designated beneficiary) a certificate that does not contain any restrictive legends, evidencing his or her ownership of the Shares (free of restrictions on transfer); or (b) make a book entry of such Shares evidencing his or her ownership of the Shares free of restrictions on transfer.

3. NONTRANSFERABILITY. The Award Recipient may not sell, assign, transfer, pledge or otherwise encumber the Shares, nor any of his or her rights pertaining thereto, during the No Sale Period, other than by will or the laws of intestacy.

4. EFFECT OF A CHANGE OF CONTROL. The No Sale Period will lapse as of the date that a Change of Control, as defined in Section 6 of the Plan, occurs.

5. COMPLIANCE WITH LAWS AND REGULATIONS. The obligation of the Company to deliver the Shares covered by this Agreement is subject to all applicable federal and state laws, rules and regulations, to any approvals by any government or regulatory agency as may be required, and to any determinations the Company may make regarding the application of all such laws, rules and regulations.

6. REINVESTMENT OF DIVIDENDS. During the No Sale Period, the Company will reinvest cash dividends paid with respect to the Shares in additional shares of common stock of the Company, and shares received pursuant to such reinvestment will be subject to the same restrictions as the Shares. In addition, in the event of a stock dividend, stock distribution, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to the Shares, such additional shares will be subject to the same restrictions as the Shares.

7. BINDING NATURE OF THE PLAN. The Award Recipient agrees to be bound by all terms and provisions of the Plan and related administrative rules and procedures, including terms and

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provisions and administrative rules and procedures adopted and/or modified after the date of this Agreement. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control.

8. NOTICES. Any notice to the Company under this Agreement shall be in writing to the following address: Human Resources - Executive Compensation, Comerica Incorporated, 500 Woodward Ave., MC 3122, Detroit, MI 48226. The Company will address any notice to the Award Recipient to the Award Recipient's current address according to the Company's personnel files. All written notices provided in accordance with this paragraph shall be deemed to be given when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); or (b) received by the addressee, if sent by U.S. mail to the appropriate address or by Company inter-office mail to the appropriate mail code. Either party may designate in writing some other address for notice under this Agreement.

9. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties.

11. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on the Award Recipient any right to continue in the employment of the Company for any given period or on any specified terms, nor in any way affect the Company's right to terminate the Award Recipient's employment without prior notice at any time for any reason or for no reason.

IN WITNESS WHEREOF, Comerica Incorporated has caused this Agreement to be executed by an appropriate officer and the Award Recipient has executed this Agreement, both as of the day and year first above written.

COMERICA INCORPORATED

By:________________________
Name:
Title:

___________________________
Award Recipient

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